UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 16, 2016

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, Colorado	80235
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	866-464-5844

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Director. Effective as of August 16, 2016, the Board of Directors expanded membership on the board from six directors to seven directors. To fill the vacancy created by this expansion, also as of August 16, 2016, the Board appointed Steven M. Bathgate, age 61, as a director. The Board believes that Mr. Bathgate’s high level experience in working with microcap companies, as well as his investment banking experience, will be invaluable to Command Center. He currently serves as the Senior Managing Partner of GVC Capital LLC. He founded GVC Capital in 1995, after having served as CEO of securities firm Cohig & Associates in Denver from 1985 to 1995. Mr. Bathgate was previously Managing Partner, Equity Trading, at Wall Street West. He currently is also a director for Global Healthcare REIT, Inc. (OTBQB:GBCS) and Bluebook International, Inc. Mr. Bathgate received a Bachelor of Science in Finance from the University of Colorado, Leeds School of Business.

There have been no transactions between Mr. Bathgate and the Company during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Bathgate and any officer or Director of the Company. There are no arrangements or understandings between Mr. Bathgate and any other person pursuant to which he was appointed as a Director.

Mr. Bathgate’s compensation as a non-employee director will be determined by the Compensation Committee. Mr. Bathgate has not been appointed to serve on any Board committees.

Section 8 – Other Events

Item 8.01 Other Events

On August 18, 2016, the Company issued the press release attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits
99.1	Press Release issued by the Company on August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.                                                            August 18, 2016

/s/ Ronald L Junck
Executive Vice President and Secretary